Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

•	Fourth-quarter sales of $40.2 million up 10% sequentially from Q3 2016; down 4% versus Q4 2015

•	NobelClad sales of $22.9 million up 35% sequentially, down 2% from Q4 2015

•	DynaEnergetics sales of $17.3 million down 12% sequentially and 7% lower versus Q4 2015

•	Fourth quarter net loss was $2.3 million, or $0.16 per diluted share

•	Fourth-quarter adjusted EBITDA* was $1.5 million

•	Year-end net debt (lines of credit less cash and equivalents) was $9.3 million versus $20.5 million at the end of 2015

•	DynaEnergetics achieves record quarterly unit sales of intrinsically safe DynaSelect detonators; reports growing demand for DynaStage factory-assembled perforating system

BOULDER, Colo. - March 9, 2017 - DMC Global Inc. (formerly Dynamic Materials Corporation) (Nasdaq: BOOM) today reported financial results for its fourth quarter and full fiscal year ended December 31, 2016.

Fourth quarter sales were $40.2 million, a 10% sequential increase versus the 2016 third quarter, and a 5% decrease from $41.9 million reported in the 2015 fourth quarter. Management previously forecasted a sales decline of 15% versus last year’s fourth quarter. The better-than-expected results were driven by improving customer demand at DynaEnergetics, DMC’s oilfield products business, and the accelerated delivery of multiple orders at NobelClad, the Company’s explosion welding business.

Fourth quarter gross margin was 25% versus 23% in the third quarter and 5% in last year’s fourth quarter. Management previously forecasted a gross margin range of 20% to 22%. Record unit sales of DynaEnergetics intrinsically safe DynaSelect detonators, as well as a favorable product mix at NobelClad, led to the better-than-expected results. Last year’s fourth quarter gross margin includes the impact of a reserve for potential anti-dumping duties and a reserve adjustment for slow moving inventory. Excluding these reserves, gross margin would have been 23% in last year’s fourth quarter.

Loss from operations in the fourth quarter was $1.9 million versus an operating loss of $19.4 million in the year-ago fourth quarter. Last year’s operating loss included a non-cash goodwill impairment charge and a reserve for potential anti-dumping duties. Net loss in the 2016 fourth quarter was $2.2 million, or $0.15 per diluted share, versus a net loss of $16.0 million, or $1.15 per diluted share, in the 2015 fourth quarter.

Fourth quarter adjusted EBITDA* was $1.5 million versus $1.2 million in the third quarter and $3.3 million in last year’s fourth quarter.

NobelClad
NobelClad reported fourth quarter sales of $22.9 million, up 35% sequentially, and a 2% decrease from the fourth quarter of 2015. Operating income was $2.5 million versus operating income in the 2015 fourth quarter of $1.3 million, which included a $144,000 restructuring charge related to the consolidation of NobelClad's European operations. Adjusted EBITDA was $3.5 million versus $1.7 million in the third quarter and $2.5 million in the fourth quarter of 2015. NobelClad ended the quarter with an order backlog of $31.6 million versus $32.9 million at the end of the third quarter and $41.8 million at the end of the 2015 fourth quarter.

DynaEnergetics
Sales at DynaEnergetics were $17.3 million, a 12% sequential decrease from the 2016 third quarter, and a 7% decline from last year's fourth quarter. Excluding an India tender order that shipped during the third quarter, sales increased 7% sequentially. Loss from operations was $2.4 million versus a fourth quarter 2015 operating loss of $19.0 million. This year’s results included the impact of higher legal fees, while last year’s fourth quarter was impacted by the effects of goodwill impairment, restructuring, accrued anti-dumping duties and an inventory reserve adjustment. Adjusted EBITDA in the 2016 fourth quarter was negative $702,000 versus $1.2 million in the third quarter and $1.9 million in the comparable 2015 quarter.

Full-Year Results
Consolidated sales in 2016 were $158.6 million, down 5% from sales of $166.9 million in 2015. Gross margin in 2016 was 25% versus 21% in 2015. Prior-year gross margin was 26% after excluding an accrual for anti-dumping duties and an inventory reserve adjustment at DynaEnergetics.

Loss from operations was $5.3 million, which included approximately $1.2 million in restructuring expense, versus a loss from operations of $23.7 million in the comparable year-ago period, which included $23.7 million in special items*. Net loss was $6.5 million, or $0.46 per diluted share versus a net loss of $24.0 million, or $1.72 per diluted share, in the comparable year-ago period. Adjusted EBITDA was $9.0 million versus $13.1 million in 2015.

The Company ended 2016 with net debt (lines of credit less cash and equivalents) of $9.3 million versus $20.5 million at the end of 2015.

NobelClad
NobelClad reported full-year sales of $91.3 million, up 1% from $90.0 million in 2015. Operating income was $8.9 million versus $5.8 million in 2015, which included $750,000 in restructuring charges. Adjusted EBITDA was $12.9 million versus $10.7 million in 2015.

DynaEnergetics
DynaEnergetics reported full-year sales of $67.3 million, down 12% from $76.9 million in 2015. Loss from operations was $5.4 million, which includes $1.1 million in restructuring expenses. In 2015, operating loss was $19.2 million, including $21.3 million of special items*. Adjusted EBITDA was $2.5 million in 2016, down from $8.1 million in 2015.

Management Commentary
“Demand from North America’s onshore oil and gas industry showed additional signs of improvement during the fourth quarter, and helped fuel a stronger-than-expected performance at DynaEnergetics,” said Kevin Longe, president and CEO. “At NobelClad, the operations team at our Mt. Braddock, Pennsylvania facility capitalized on the early arrival of materials to accelerate production on multiple orders originally scheduled for delivery in early 2017. It was an encouraging end to a year marked by extremely difficult conditions in our primary energy end markets.”

Longe continued, “Our initiatives during the downturn, which included the consolidation of our global footprint; a significant reduction in our debt position; the strengthening of our management team; increased investments in R&D; and the introduction of new technologies and products, have enabled us to exit the downturn as a much stronger company than we were going in. The outcome of these programs is particularly evident at DynaEnergetics, which delivered a second consecutive quarter of record DynaSelect unit sales, and saw expanded customer interest in its factory-assembled DynaStage perforating system.”

“Several new DynaStage customer opportunities have emerged during the first quarter, and include some of the energy industry’s largest oilfield service companies,” Longe added.  “One of these companies plans to commence trials of the system next week, and we are in advanced discussions with another about initiating a trial program during the second quarter.”

Longe said DynaStage is helping mitigate various challenges within the oilfield service industry as the recovery takes hold.  “Many wireline companies are dealing with significant manpower and infrastructure limitations given the deep cost cutting initiatives made during the downturn.  Since DynaStage is delivered fully assembled to the well site, it eliminates the need for remote assembly facilities and associated crews.  Moreover, the system is built around our intrinsically safe, wireless detonator technology, so it is easy to use and extremely reliable.  These benefits are helping drive down the total cost of operation for both our wireline customers and the exploration and production companies they serve.”

DynaEnergetics has sold approximately 20,000 DynaStage systems since introducing the product less than two years ago, and is preparing for a substantial increase in unit sales during 2017.

Longe said, “DynaEnergetics announced a series of price increases during the first quarter, which represented a key first step toward returning to the target margins the business seeks for its advanced technologies. We believe the industry-wide pickup in demand, combined with our focus on selling high value products to tier-1 and tier-2 service companies, will help further address our margin recovery initiatives as the year proceeds.”

Longe added, “At NobelClad, customer commentary has turned more positive since the start of the year. John Scheatzle, NobelClad’s new president, recently met with several North American fabricators, and noted that improving economic conditions and higher energy prices are fueling optimism that spending on deferred maintenance and upgrade projects will improve in the coming months. NobelClad’s marketing team continues to pursue longer-range opportunities, and is expanding its roster of targeted end users in the energy, petrochemical and transportation industries. When capital spending improves within these sectors, we are confident that NobelClad’s operational strengths will position it to benefit from the recovery.”

Michael Kuta, CFO, said improved customer demand at DynaEnergetics is requiring increased investments in working capital. “In consideration of these needs, we recently entered into an amended credit facility with our commercial banking syndicate, which will address potential near-term constraints on our covenants.  The new facility steps up the maximum allowable leverage ratio and provides relief under our debt service coverage ratio through the third quarter.  Our borrowing capacity under the credit facility was reduced to $35 million from the prior $75 million. The smaller credit facility provides us with adequate liquidity to fund our anticipated working capital needs.”

Kuta said the modified agreement also enables the Company to address certain financial obligations related to a previously reported anti-dumping case currently before the U.S. Commerce Department.  An update on these and other legal proceedings can be found in our Form 10-K, filed today with the Securities and Exchange Commission.

Longe concluded, “The recovery in the energy industry is in the early stages, but its positive impact already is evident at DynaEnergetics. NobelClad’s end markets are inherently slower to react to market shifts, but we remain optimistic that the broader economic recovery will ultimately lead to increased investments within our global industrial infrastructure markets as well.”

Guidance
Kuta said full-year 2017 sales are expected to increase 10% to 15% versus the $158.6 million reported in 2016. At the business level, DynaEnergetics sales are expected to increase 30% to 35% versus 2016 sales of $67.3 million, while NobelClad’s sales are anticipated to be flat versus the $91.3 million reported in 2016. NobelClad’s sales forecast includes a $9.0 million order that the business anticipates will be placed during the first half of 2017. Full-year gross margin is expected in a range of 26% to 28% versus the 25% reported in 2016. Selling, general and administrative expense is anticipated in a range of $38 million to $40 million versus the $38.8 million reported in 2016.

For the first quarter, sales are expected to decline 5% to 10% versus the $40.5 million reported in the 2016 first quarter. DynaEnergetics’ first quarter sales are expected to increase approximately 40% versus 2016 first quarter sales of $15.5 million, while NobelClad’s sales are anticipated to decline approximately 35% versus the $25.0 million reported in the 2016 first quarter. The NobelClad decline is due in part to the previously mentioned orders that were produced ahead of schedule and delivered during last year’s fourth quarter. First quarter gross margin is expected to be in a range of 24% to 26% versus the 26% reported in last year’s first quarter. Selling, general and administrative expense is expected to total approximately $10.8 million versus $9.8 million in last year’s first quarter. The increase relates primarily to higher legal fees associated with an anti-dumping case and patent litigation. Amortization expense is anticipated to be approximately $1.0 million.
Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at:
http://www.investorcalendar.com/IC/CEPage.asp?ID=175652 or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through March 16, 2017, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #10249.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards were based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services. The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including full-year 2017 and first quarter 2017 guidance on sales and gross margin, guidance on SG&A and amortization expense for the first quarter 2017, the benefits of DynaStage to our customers and expectations about DynaStage’s future market position, expectations regarding price improvements during 2017 and impacts on operating income, the expected impact of improved economic conditions and energy prices on NobelClad’s business. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; the outcome of ongoing litigation and regulatory matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2015.  We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Sequential	Year-on-year
NET SALES	$40,173	$36,553	$41,850	10%	-4%
COST OF PRODUCTS SOLD	30,243	28,096	39,803	8%	-24%
Gross profit	9,930	8,457	2,047	17%	385%
COSTS AND EXPENSES:
General and administrative expenses	6,593	5,685	4,328	16%	52%
Selling and distribution expenses	4,274	3,832	4,042	12%	6%
Amortization of purchased intangible assets	988	1,009	996	-2%	-1%
Restructuring expenses	—	373	666	-100%	-100%
Goodwill impairment charge	—	—	11,464	N/M	-100%
Total costs and expenses	11,855	10,899	21,496	9%	-45%
OPERATING LOSS	(1,925)	(2,442)	(19,449)	21%	90%
OTHER INCOME (EXPENSE):
Other income (expense), net	455	(157)	(370)	390%	223%
Interest expense, net	(243)	(265)	(1,045)	8%	77%
LOSS BEFORE INCOME TAXES	(1,713)	(2,864)	(20,864)	40%	92%
INCOME TAX PROVISION (BENEFIT)	476	272	(4,822)	75%	110%
NET LOSS	(2,189)	(3,136)	(16,042)	30%	86%
LOSS PER SHARE
Basic	$(0.15)	$(0.22)	$(1.15)	32%	87%
Diluted	$(0.15)	$(0.22)	$(1.15)	32%	87%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,209,204	14,195,921	13,946,669	—%	2%
Diluted	14,209,204	14,195,921	13,946,669	—%	2%
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.02	$0.02

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2016	Dec 31, 2015	Year-on-year
NET SALES	$158,575	$166,918	-5%
COST OF PRODUCTS SOLD	119,895	131,294	-9%
Gross profit	38,680	35,624	9%
COSTS AND EXPENSES:
General and administrative expenses	22,115	20,998	5%
Selling and distribution expenses	16,626	18,745	-11%
Amortization of purchased intangible assets	4,011	4,033	-1%
Restructuring expenses	1,202	4,063	-70%
Goodwill impairment charge	—	11,464	-100%
Total costs and expenses	43,954	59,303	-26%
OPERATING LOSS	(5,274)	(23,679)	78%
OTHER INCOME (EXPENSE):
Other income (expense), net	633	(669)	195%
Interest expense, net	(1,067)	(1,741)	39%
LOSS BEFORE INCOME TAXES	(5,708)	(26,089)	78%
INCOME TAX PROVISION (BENEFIT)	797	(2,118)	138%
NET LOSS	(6,505)	(23,971)	73%
LOSS PER SHARE
Basic	$(0.46)	$(1.72)	73%
Diluted	$(0.46)	$(1.72)	73%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,126,108	13,935,097	1%
Diluted	14,126,108	13,935,097	1%
DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.14

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Sequential	From year-end
		(unaudited)
ASSETS

Cash and cash equivalents	$6,419	$7,451	$6,291	-14%	2%
Accounts receivable, net	32,959	25,970	35,798	27%	-8%
Inventory, net	28,833	32,866	35,449	-12%	-19%
Other current assets	5,148	6,597	8,916	-22%	-42%

Total current assets	73,359	72,884	86,454	1%	-15%

Property, plant and equipment, net	57,133	59,006	57,999	-3%	-1%
Goodwill, net	16,097	17,417	17,190	-8%	-6%
Purchased intangible assets, net	15,827	17,521	20,418	-10%	-22%
Other long-term assets	139	107	131	30%	6%

Total assets	162,555	166,935	182,192	-3%	-11%

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$13,260	$11,785	$14,624	13%	-9%
Accrued anti-dumping duties	6,550	6,502	6,374	1%	3%
Customer advances	2,619	2,589	2,396	1%	9%
Dividend payable	290	290	284	—%	2%
Accrued income taxes	548	419	2,783	31%	-80%
Other current liabilities	7,480	8,379	6,437	-11%	16%

Total current liabilities	30,747	29,964	32,898	3%	-7%

Lines of credit	15,732	14,699	26,826	7%	-41%
Deferred tax liabilities	1,448	1,556	2,119	-7%	-32%
Other long-term liabilities	2,219	2,036	1,928	9%	15%
Stockholders' equity	112,409	118,680	118,421	-5%	-5%

Total liabilities and stockholders' equity	$162,555	$166,935	$182,192	-3%	-11%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,189)	$(3,136)	$(16,042)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation (including capital lease amortization)	1,732	1,760	1,548
Amortization of purchased intangible assets	988	1,009	996
Amortization of deferred debt issuance costs	33	40	563
Stock-based compensation	727	478	603
Excess tax benefit from stock-based compensation	—	—	72
Deferred income tax provision (benefit)	279	169	(2,649)
Gain on disposal of property, plant and equipment	420	23	(82)
Restructuring expenses	—	373	666
Goodwill impairment charge	—	—	11,464
Accrued anti-dumping duties	48	48	6,374
Other	—	—	23
Change in working capital, net	(1,679)	8,633	4,496
Net cash provided by operating activities	359	9,397	8,032
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(1,649)	(2,844)	(621)
Proceeds on sale of property, plant and equipment	(5)	1	—
Change in other non-current assets	(40)	(5)	(15)
Net cash used in investing activities	(1,694)	(2,848)	(636)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	1,000	(8,250)	(8,443)
Payments on capital lease obligations	—	—	(1)
Payment of dividends	(289)	(290)	(568)
Payment of deferred debt issuance costs	—	—	(180)
Net proceeds from issuance of common stock	132	1	87
Treasury stock purchases	(5)	(21)	—
Tax impact of stock-based compensation	—	—	(72)
Net cash provided by (used in) financing activities	838	(8,560)	(9,177)
EFFECTS OF EXCHANGE RATES ON CASH	(535)	18	(502)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,032)	(1,993)	(2,283)
CASH AND CASH EQUIVALENTS, beginning of the period	7,451	9,444	8,574
CASH AND CASH EQUIVALENTS, end of the period	$6,419	$7,451	$6,291

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Twelve months ended
	Dec 31, 2016	Dec 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,505)	$(23,971)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation (including capital lease amortization)	6,756	6,244
Amortization of purchased intangible assets	4,011	4,033
Amortization of deferred debt issuance costs	156	752
Stock-based compensation	2,326	2,826
Deferred income tax benefit	(284)	(725)
Gain on disposal of property, plant and equipment	455	(23)
Restructuring expenses	1,202	4,063
Goodwill impairment charge	—	11,464
Accrued anti-dumping duties	176	6,374
Other	—	23
Change in working capital, net	9,905	(9,442)
Net cash provided by operating activities	18,198	1,618
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(5,719)	(5,433)
Proceeds on sale of property, plant and equipment	26	—
Change in other non-current assets	(9)	107
Net cash used in investing activities	(5,702)	(5,326)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(11,250)	5,003
Payments on capital lease obligations	(3)	(5)
Payment of dividends	(1,150)	(2,260)
Payment of deferred debt issuance costs	—	(1,222)
Net proceeds from issuance of common stock	322	272
Treasury stock purchases	(26)	—
Net cash provided by (used in) financing activities	(12,107)	1,788
EFFECTS OF EXCHANGE RATES ON CASH	(261)	(1,189)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	128	(3,109)
CASH AND CASH EQUIVALENTS, beginning of the period	6,291	9,400
CASH AND CASH EQUIVALENTS, end of the period	$6,419	$6,291

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

DMC Global Inc.

EBITDA and Adjusted EBITDA

	Three months ended				Change
	Dec 31, 2016		Sep 30, 2016	Dec 31, 2015	Sequential	Year-on-year
Net loss	$(2,189)		$(3,136)	$(16,042)	30%	—%
Interest expense	244		265	1,045	-8%	-77%
Interest income	(1)		—	—	N/M	N/M
Income tax provision (benefit)	476		272	(4,822)	75%	110%
Depreciation	1,732		1,760	1,548	-2%	12%
Amortization of purchased intangible assets	988		1,009	996	-2%	-1%

EBITDA	1,250	—	170	(17,275)	635%	107%
Restructuring	—		373	666	-100%	-100%
Goodwill impairment charge	—		—	11,464	N/M	-100%
Accrued anti-dumping duties	—		—	6,205	N/M	-100%
DynaEnergetics inventory reserves	—		—	1,303	N/M	-100%
Stock-based compensation	727		478	603	52%	21%
Other (income) expense, net	(455)	—	157	370	-390%	-223%

Adjusted EBITDA	$1,522	—	$1,178	$3,336	29%	-54%

	Twelve months ended		Change
	Dec 31, 2016	Dec 31, 2015	Year-on-year
Net loss	$(6,505)	$(23,971)	73%
Interest expense	1,070	1,745	-39%
Interest income	(3)	(4)	25%
Income tax provision (benefit)	797	(2,118)	138%
Depreciation	6,756	6,244	8%
Amortization of purchased intangible assets	4,011	4,033	-1%

EBITDA	6,126	(14,071)	144%
Restructuring	1,202	4,063	-70%
Goodwill impairment charge	—	11,464	-100%
Accrued anti-dumping duties	—	6,205	-100%
DynaEnergetics inventory reserves	—	1,924	-100%
Stock-based compensation	2,326	2,826	-18%
Other (income) expense, net	(633)	669	-195%

Adjusted EBITDA	$9,021	$13,080	-31%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted operating income (loss)

	Three months ended			Change
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Sequential	Year-on-year
Operating loss, as reported	$(1,925)	$(2,442)	$(19,449)	21%	90%
Restructuring programs:
NobelClad	—	—	(144)	N/M	100%
DynaEnergetics	—	(373)	(429)	100%	100%
Corporate	—	—	(93)	N/M	100%
Goodwill impairment charge	—	—	(11,464)	N/M	100%
Accrued anti-dumping duties	—	—	(6,205)	N/M	100%
DynaEnergetics inventory reserves	—	—	(1,303)	N/M	100%

Adjusted operating income (loss)	$(1,925)	$(2,069)	$189	7%	-1,119%

	Twelve months ended		Change
	Dec 31, 2016	Dec 31, 2015	Year-on-year
Operating loss, as reported	$(5,274)	$(23,679)	78%
Restructuring programs:
NobelClad	—	(750)	100%
DynaEnergetics	(1,128)	(1,660)	32%
Corporate	(74)	(1,653)	96%
Goodwill impairment charge	—	(11,464)	100%
Accrued anti-dumping duties	—	(6,205)	100%
DynaEnergetics inventory reserves	—	(1,924)	100%

Adjusted operating loss	$(4,072)	$(23)	-17,604%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

Adjusted Diluted Loss per Share

	Three months ended September 30, 2016
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(2,864)	$272	$(3,136)	$(0.22)
Restructuring programs:
DynaEnergetics	(373)	(5)	(368)	(0.03)

Net loss, excluding charges	$(2,491)	$277	$(2,768)	$(0.19)

	Three months ended December 31, 2015
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(20,864)	$(4,822)	$(16,042)	$(1.15)
Restructuring programs:
NobelClad	(144)	(51)	(93)	(0.01)
DynaEnergetics	(429)	(239)	(190)	(0.01)
Corporate	(93)	(41)	(52)	—
Goodwill impairment charge	(11,464)	(3,822)	(7,642)	(0.55)
Accrued anti-dumping duties	(6,374)	(2,267)	(4,107)	(0.30)
DynaEnergetics inventory reserves	(1,303)	(456)	(847)	(0.06)

Net loss, excluding charges	$(1,057)	$2,054	$(3,111)	$(0.22)

	Twelve months ended December 31, 2016
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(5,708)	$797	$(6,505)	$(0.46)
Restructuring programs:
DynaEnergetics	(1,128)	(229)	(899)	(0.06)
Corporate	(74)	—	(74)	(0.01)

Net loss, excluding charges	$(4,506)	$1,026	$(5,532)	$(0.39)

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Twelve months ended December 31, 2015
	Pre-Tax	Tax	Net	Diluted EPS
Net loss, as reported	$(26,089)	$(2,118)	$(23,971)	$(1.72)
Restructuring programs:
NobelClad	(750)	(164)	(586)	(0.04)
DynaEnergetics	(1,660)	(388)	(1,272)	(0.09)
Corporate	(1,653)	(579)	(1,074)	(0.08)
Goodwill impairment charge	(11,464)	(3,822)	(7,642)	(0.55)
Accrued anti-dumping duties	(6,374)	(2,267)	(4,107)	(0.30)
DynaEnergetics inventory reserves	(1,924)	(673)	(1,251)	(0.09)

Net loss, excluding charges	$(2,264)	$5,775	$(8,039)	$(0.57)

Sales and Operating Income (Loss) by Segment

	Three months ended			Change
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Sequential	Year-on-year
NobelClad	$22,911	$16,915	$23,281	35%	-2%
DynaEnergetics	17,262	19,638	18,569	-12%	-7%

Net sales	$40,173	$36,553	$41,850	10%	-4%

NobelClad	$2,539	$701	$1,340	262%	89%
DynaEnergetics	(2,423)	(977)	(19,045)	-148%	87%
Unallocated expenses	(2,041)	(2,166)	(1,744)	6%	-17%

Operating loss	$(1,925)	$(2,442)	$(19,449)	21%	90%

	Twelve months ended		Change
	Dec 31, 2016	Dec 31, 2015	Year-on-year
NobelClad	$91,285	$89,980	1%
DynaEnergetics	67,290	76,938	-13%

Net sales	$158,575	$166,918	-5%

NobelClad	$8,878	$5,819	53%
DynaEnergetics	(5,380)	(19,245)	72%
Unallocated expenses	(8,772)	(10,253)	14%

Operating loss	$(5,274)	$(23,679)	78%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

NobelClad

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Sequential	Year-on-year
Operating income	$2,539	$701	$1,340	262%	89%
Adjustments:
Restructuring	—	—	144	N/M	-100%
Depreciation	907	911	950	—%	-5%
Amortization of purchased intangibles	92	95	94	-3%	-2%

Adjusted EBITDA	$3,538	$1,707	$2,528	107%	40%

	Twelve months ended		Change
	Dec 31, 2016	Dec 31, 2015	Year-on-year
Operating income	$8,878	$5,819	53%
Adjustments:
Restructuring	—	750	-100%
Depreciation	3,621	3,779	-4%
Amortization of purchased intangibles	378	379	—%

Adjusted EBITDA	$12,877	$10,727	20%

DynaEnergetics

Adjusted EBITDA

	Three months ended			Change
	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	Sequential	Year-on-year
Operating loss	$(2,423)	$(977)	$(19,045)	-148%	87%
Adjustments:
Restructuring	—	373	429	-100%	-100%
Goodwill impairment charge	—	—	11,464	N/M	-100%
Accrued anti-dumping duties	—	—	6,205	N/M	-100%
DynaEnergetics inventory reserves	—	—	1,303	N/M	-100%
Depreciation	825	849	598	-3%	38%
Amortization of purchased intangibles	896	914	902	-2%	-1%

Adjusted EBITDA	$(702)	$1,159	$1,856	-161%	-138%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)

	Twelve months ended		Change
	Dec 31, 2016	Dec 31, 2015	Year-on-year
Operating loss	$(5,380)	$(19,245)	72%
Adjustments:
Restructuring	1,128	1,660	-32%
Goodwill impairment charge	—	11,464	-100%
Accrued anti-dumping duties	—	6,205	-100%
DynaEnergetics inventory reserves	—	1,924	-100%
Depreciation	3,135	2,465	27%
Amortization of purchased intangibles	3,633	3,654	-1%

Adjusted EBITDA	$2,516	$8,127	-69%